Exhibit 10.8

Power of Attorney Agreement

This Power of Attorney Agreement (hereinafter referred to as the “Agreement”) is signed by the following Parties in Shanghai, the People’s Republic of China (hereinafter referred to as “China”) on February 24, 2021:

(1) Shanghai Hamao Commerce Consult Co., Ltd. (the “WFOE”)

Legal representative: Yang Lei

The registered address is: Floor 1, Building 1, No. 251 Yaohua Road, China (Shanghai) Pilot Free Trade Zone

(2) Zhengzhou Habai Network Technology Co., Ltd. (the “Company”)

The registered address is: Room 1403, Building 8, C District, Shenglong International, Daxue Road, Erqi District, Zhengzhou, Henan Province, China

Legal representative: Zha Songcheng

(3) Zha Songcheng, a natural person with Chinese nationality, ID No.: [REDACTED](the “Shareholder”).

In this Agreement, the Shareholder, the WFOE and the Company are individually referred to as the “Party” and collectively referred to as the “Parties”.

Whereas:

1. Zha Songcheng is the sole existing shareholder of the Company and holds all the equity of the Company.

2. The Shareholder intends to entrust the WFOE or its designated individual to exercise the voting rights enjoyed by the Shareholder, and the WFOE intends to accept such entrustment.

3. The Parties to this Agreement signed the Power of Attorney Agreement (the “Original Agreement”) on the above matters on November 9, 2018.

Therefore, the Agreement reached by the Parties after consensus is as follows:

Article 1: Entrustment of the Voting Rights

1.1 The Shareholder hereby irrevocably promises that after the signing of this Agreement, he will sign a power of attorney at the request of the WFOE to authorize the WFOE or its then-designated entity or individual (hereinafter referred to as the “Trustee”) to exercise the following rights (hereinafter collectively referred to as the “Entrusted Rights”) that the Shareholder enjoys in accordance with the laws or the effective articles of association of the Company at that time.

(1) They will exercise all shareholder’s rights and voting rights, including but not limited to dividend rights, selling, transferring, pledging or disposing of part or all of equity of the Company (subject to the terms of the Transaction Agreements), pursuant to Chinese Laws (including any laws, regulations, rules, notices, interpretations or other binding documents issued by any central or local legislative, administrative or judicial department before or after the signing of this Agreement, hereinafter referred to as the “Chinese Laws”), the Exclusive Call Option Agreement signed by the Parties on February 24, 2021, the Exclusive Business Cooperation Agreement, signed by the WFOE and the Company on February 24, 2021, and this Agreement (collectively referred to as the “Transaction Agreements”), and articles of association of the Company (including revised versions from time to time);

(2) They can propose, convene and attend the shareholders’ meeting of the Company;

(3) They can act as the legal representative, chairman of the board(executive director), director, supervisor, chief executive officer (or manager) and other senior management personnel of the Company, and/or can appoint or replace the legal representative, chairman of the board(executive director), director, supervisor, chief executive officer (or manager) and other senior management personnel of the Company, on behalf of the Shareholder, in accordance with the specific terms of articles of association of the Company, and in relation to the appointment of the legal representative. When the actions of the directors, supervisors or senior executives harm the interests of the Company or its Shareholder, they can initiate litigation or take other legal actions against such directors or senior executives;

(4) They have the right to sign documents on the exercise of rights of the Shareholder related to the Company’s equity (but not including the signing of the Transaction Agreements or any amendments) and the filing documents in the relevant company registration department;

(5) They can represent the registered Shareholder of the Company to exercise their voting rights in the event of bankruptcy, liquidation, dissolution or termination of the Company;

(6) They can enjoy the right to distribute the remaining assets after the bankruptcy, liquidation, dissolution or termination of the Company;

(7) They can decide to submit and register documents of the Company to government departments; and

(8) They can exercise any right of the Shareholder to deal with Company’s assets in accordance with the law, including but not limited to the right to manage their assets-related business, the right to use their income, and the right to obtain their assets.

1.2 On the premise that the Shareholder appoints directors to the Company in accordance with the articles of association of the Company, the Shareholder shall urge its appointed directors to vote in the board of directors of the Company in accordance with the instructions of the Trustee.

1.3 The premise of the above authorization and entrustment is that the WFOE agrees with the above authorization and entrustment. When and only when the WFOE, in its sole discretion, has authorized or transferred its rights in respect of the matters above to its designated entities or individuals, the Shareholder shall immediately entrust such updated designated entities or individuals to exercise the above Entrusted Rights. Once such updated delegation is made, it shall replace the original delegation. The WFOE shall not be obliged to issue a notice to the Shareholder and obtain the prior consent from the Shareholder in relation to the above authorization and transfer. In addition, the Shareholder shall not revoke any entrustment and authorization made by the Trustee.

1.4 The Trustee shall prudently and diligently perform the fiduciary obligations in accordance with the law within the scope of authorization stipulated in this Agreement. Under the above-mentioned premises, the Shareholder shall recognize and bear corresponding responsibilities for any legal consequences arising from the exercise of the above-mentioned Entrusted Rights by the Trustee.

1.5 The Shareholder hereby confirms that the Trustee does not need to seek the opinions of the Shareholder in advance when exercising the above-mentioned Entrusted Rights and the Shareholder hereby acknowledges and approves the behavior of the Trustee, except as otherwise provided by the Chinese Laws. However, after each resolution is made, the Trustee shall promptly inform the Shareholder.

1.6 The Shareholder hereby confirms that all acts performed by the Trustee on behalf of the Shareholder shall be regarded as the acts of the Shareholder, and all documents signed by the Trustee in accordance with its Entrusted Rights shall be deemed to be validly signed by the Shareholder and represent the true intention of the Shareholder.

1.7 During the validity period of this Agreement, the Shareholder shall waive all its rights associated with the equity interest of the Shareholder, which have been authorized to the Trustee through this Agreement, and no longer exercise such rights on its own.

Article 2: Information Right

For the purpose of exercising the Entrusted Rights under this Agreement, the Trustee has the right to learn about the operations, business, customers, finances, employees, and other related information of the Company, and inspect the relevant documents of the Company. The company shall fully cooperate in this regard.

Article 3: Exercise of the Entrusted Rights

3.1 The Shareholder shall provide adequate assistance to the Trustee in relation to the exercise of the Entrusted Rights, which includes that the Shareholder to sign the general meeting resolutions of the Company or other relevant legal documents made by the Trustee when it is necessary (for example, to meet the requirements of the government departments to submit documents for approval, registration, and filing).

3.2 If at any time during the term of this Agreement, the grant or exercise of the Entrusted Rights under this Agreement cannot be realized for any reason (except for the breach of contract by the Shareholder or the Company), the Parties shall immediately seek an alternative plan that is closest to the unachievable regulations, and sign a supplementary agreement to modify or adjust the terms of this Agreement when necessary to ensure that the purpose of this Agreement can be continued.

Article 4: Disclaimer and Compensation

4.1 The Parties confirm that, except for the liability caused by the intentional or gross negligence of the Trustee, the Trustee shall not be liable or make any financial or other compensation to any other Party or any third party for its exercise of the Entrusted Rights under this Agreement.

4.2 The Company and the Shareholder agree to compensate the Trustee for all losses suffered or likely to suffer due to the exercise of the Entrusted Rights and to protect it from damage, which includes, but is not limited to, any loss caused by the litigation, recovery, arbitration, claim of a third party, or the administrative investigation or punishment of a government agency. However, the losses made by the Trustee intentionally or caused by the serious fault of the Trustee are not included in the range of compensation.

Article 5: Validity Period

5.1 This Agreement will take effect from the day when the Parties formally signed/stamped it. Unless the Parties to the Agreement terminate in advance in writing in accordance with Article 7.2 of this Agreement, this Agreement will continue to be effective.

5.2 If the Shareholder has transferred all the shares it holds to the Company with the prior written consent of the WFOE, that Party will no longer be a Party to this Agreement. The premise is that it has urged the third party to whom its equity has been transferred to sign an agreement consistent with the content of this Agreement and entrusted the Entrusted Rights of the Shareholder to the Trustee to exercise it. The obligations and commitments of other Parties under this Agreement will not be affected in any way.

Article 6: Notice

6.1 Any notices, requests, requirements and other communications made in response to or in accordance with this Agreement shall be delivered to the relevant parties in writing.

6.2 If the above notice or communication is sent by fax or telex, it shall be deemed to be served as soon as it is sent; if it is sent in person, it shall be deemed to have been served as soon as it is delivered in person; if it is sent by post, it shall be deemed to have been delivered five (5) days after posting.

Article 7: Indemnity

7.1 The Parties agree and confirm that if any Party (hereinafter referred to as the “Defaulting Party”) materially violates any Article under this Agreement, or materially fails to perform any of its obligations under this Agreement, the Party shall be deemed to have constituted a breach of contract under this Agreement (hereinafter referred to as the “Default”). In this case, the observant Party (the “Observant Party”) shall have the right to request the Defaulting Party to make corrections or take remedial measures within a reasonable time limit. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable time limit or within 15 days after the Observant Party has notified the Defaulting Party in writing and requested corrections, the Observant Party has the right to require the Defaulting Party to perform its obligations under this Agreement and request the Defaulting Party to pay all damages.

7.2 All Parties agree and confirm that without the written consent of the Parties, under no circumstances shall each Party request the termination of this Agreement for any reason, unless otherwise provided by law.

7.3 Despite the other provisions of this Agreement, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 8: Miscellaneous

8.1 The Agreement is in Chinese, and it can be signed in one copy or several duplicated copies. Each duplicated copy shall be deemed as the original copy, but all duplicated copies shall jointly constitute one and same Agreement. As to the effectiveness of the Agreement, the signature in fax and email shall constitute the original copy.

8.2 The conclusion, effectiveness, performance, modification, explanation and termination of the Agreement is subject to the Chinese Laws.

8.3 Any dispute generated by signing the Agreement or related to the Agreement (hereafter named as the “Dispute” for short) shall be solved by various Parties through friendly negotiation. The requesting Party shall notify the other Parties of the occurrence and the nature of the Dispute through a dated notice. If the Dispute is unable to be solved within sixty (60) days after notifying the Dispute, any Party can submit the Dispute to the People’s Court of the signing place for lawsuits. In dispute solving period, various Parties shall continue to perform the rest Articles under the Agreement except the Dispute. As the property guarantee of implementation measures, if requested by the dispute Party, the court with jurisdiction shall make a judgment or decision to provide temporary relief measures to the dispute Party in the proper conditions allowed by the law, such as the detaining or freezing of the property of the Defaulting Party or the company’s equity. In addition to the Chinese court, Hong Kong court, Caymans Court and Bermuda Court shall also be deemed to have jurisdiction for the purposes of this Article.

8.4 No right, power or remedy to each Party by any provision of the Agreement shall eliminate the rest right, power or remedy according to the law and other provisions under the Agreement, and the exercise of one Party to its right, power or remedy shall not eliminate the exercise of other rights, powers or remedies it enjoys.

8.5 The non-performance or postponing of one Party to the due right, power or remedy according to this Agreement (hereafter named as the “Right of the Party”) will not result in the waive of the Party to the corresponding right. In addition, any partial waive of any right shall not eliminate the exercise of the Party to the right in other formats or the exercise of the rest Rights of the Party.

8.6 The headlines of each Article in the Agreement are only set for index. In none conditions, the headline could be used for or affect the explanation of the corresponding Article.

8.7 Each Article of this Agreement can be separated and independent to other Articles. If any or several Articles of the Agreement become invalid, illegal or unable to be performed at any time, the effectiveness, legality and performance of the rest Articles of the Agreement will not be affected.

8.8 This Agreement constitutes the complete and sole agreement reached by various Parties to the Agreement. Once signed, it will replace any other legal documents including the Original Agreement, or any written or oral agreement, contract, understanding and correspondence reached by the various Parties on the same theme ahead of time. On the date of signing this Agreement, the Original Agreement shall be terminated and be replaced by the Agreement immediately. Any modification and supplementary to the Agreement shall be made in writing, and shall become effective after being properly signed by various Parties.

8.9 Without obtaining the prior written consent of the WFOE, neither other Party may transfer any of their rights and/or obligations under this Agreement to any third party.

8.10 Limited by the regulations stipulated in Article 8.9, this Agreement has a binding force on the legal successors and authorized assignees of all Parties.

8.11 All Parties acknowledge and confirm that the existence of this Agreement, the terms of this Agreement, and any oral or written information exchanged by the Parties due to the preparation or performance of this Agreement shall be regarded as confidential information. The Parties shall keep all such confidential information confidential. Without the written consent of other Parties, neither Party shall disclose any relevant confidential information to any third party, with the exception of the following information: (a)Information in the public domain (not due to unauthorized disclosure by either Party); (b)Information required to be disclosed due to applicable laws or regulations, the rules of any stock exchange, or the order of a competent government agency or court; or (c) Information that needs to be disclosed by each Party to its legal counsel or financial advisor in relation to the proposed transaction in this Agreement. The premise is that the legal counsel or financial adviser must comply with confidentiality obligations similar to Article 8.11. The disclosure of any confidential information by the personnel or institutions hired by the Parties shall be deemed as the disclosure of such confidential information by the Parties, and each Party shall be liable for the violation of this Agreement.

(No text below)

[Signing Page]

This is to certify that the Power of Attorney Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

Zha Songcheng

Signature:	/s/Zha Songcheng

[Signing Page]

This is to certify that the Power of Attorney Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

WFOE:

Shanghai Hamao Commerce Consult Co., Ltd. (seal)

[Signing Page]

This is to certify that the Power of Attorney Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

Company:

Zhengzhou Habai Network Technology Co., Ltd. (seal)